patient safety technologies, inc.
Company Contact: William Horne 951.587.6201		43460 Ridge Park Dr., Suite No 140 Temecula, CA 92590 951.587.6201 tel 951.587.6237 fax patientsafetytechnologies.com

Patient Safety Technologies Closes on $2.485 Million in Equity Financing

Thursday, May 29, 2008, 4:00 pm ET

TEMECULA, Calif., May 29, 2008 -- Patient Safety Technologies, Inc. (PST) (OTC:PSTX.OB) announced today that it has closed on $2.485 million in equity financing in a first closing of a private placement. The proceeds will go towards further enhancing sales and marketing at its SurgiCount Medical subsidiary. Investors in the first closing of the private placement purchased 1,987,936 shares of the Company’s common stock at a price of $1.25 per share and received a 5-year warrant to purchase an additional 1,192,761 shares of the Company’s common stock at an exercise price of $1.40 per share. The investors paid $2.059 million in cash and agreed to extinguish $426,000 in existing debt owed to them by PST. Pursuant to the terms of the private placement, the Company may sell up to an aggregate of $4.0 million worth of common stock and warrants by no later than June 19, 2008. PST has agreed to register for resale the shares of common stock sold in the offering.

“This round of financing allows us to hire additional staff to meet the increased interest that we are enjoying in our product, primarily as a result of recent environmental changes as well as an overall increased awareness of SurgiCount and its Safety-Sponge™ System. We are in contract negotiations with several large medical institutions in the United States. Assuming we successfully enter into contracts with these institutions, among other benefits we anticipate a material increase in our revenues and increased momentum in our sales efforts as the success of our Safety-Sponge System becomes associated with a larger number of institutions,” said Bill Adams, Chief Executive Officer of PST and SurgiCount.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About SurgiCount Medical, Inc.

SurgiCount Medical, Inc., a division of Patient Safety Technologies, Inc. (OTCBB:PSTX), manufacturers the SurgiCount Safety-Sponge™ System, a patented FDA 510k approved turn key solution to retained surgical sponges. The system is comprised of surgical sponges and towels affixed with an inseparable two-dimensional data matrix bar code and a SurgiCounter scanner to record each sponge before and after an operation. The SurgiCount Safety-Sponge™ System is also the only retained sponge prevention system to offer complete sponge inventory tracking, reporting features and integration with a medical facility’s IT system. For more information, contact SurgiCount at (951) 587-6201, or visit www.surgicountmedical.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as Patient Safety Technologies assumes, anticipates, intends, plans, expects, should, believes or words of similar import. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release and Patient Safety Technologies does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Agency Contact:
JP Lincoln
Partner
Crier Communications
310-274-1878
jp@crierpr.com

Investor Relations:
William Horne
CFO
Patient Safety Technologies, Inc.
951-587-6201
will@surgicountmedical.com